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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)              April 17, 2001
                                                              --------------


                      High Equity Partners L.P. - Series 88
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-15753                13-3314609
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                               5 Cambridge Center
                                    9th Floor
                         Cambridge, Massachusetts 02142
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                    (Address of Principal Executive Offices)


                  Registrant's telephone number (617) 234-3000
                                                ---------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report



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ITEM 5   OTHER EVENTS

         The solicitation of consents of limited partners of Registrant to the merger of Registrant with and into Shelbourne Properties III L.P. ended on April 16, 2001. Limited partners owning 219,865 partnership units or 59.14% the outstanding units voted in favor of the merger, limited partners owning 17,028 limited partnership units or 4.58% of the outstanding units voted against the merger and limited partners owning 2,790 limited partnership units or .75% of the outstanding units abstained. Accordingly, on April 17, 2001, the merger was consummated in accordance with the terms set forth in the prospectus/consent solicitation statement, dated February 8, 2001. Pursuant to the terms of the merger each outstanding limited partnership unit has been converted into three shares of common stock of Shelbourne Properties III, Inc. Trading in the shares of common stock of Shelbourne Properties III, Inc. is expected to commence on the American Stock Exchange in the early part of May.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                           HIGH EQUITY PARTNERS L.P. - SERIES 88

                           By:  Resources High Equity, Inc., its General Partner


                           By: /s/ Michael L. Ashner
                              ------------------------------------------
                               Michael L. Ashner
                               President






Dated:  April 17, 2001